EXHIBIT 4.1

CONFORMED AS EXECUTED
FOURTH AMENDMENT TO CREDIT AGREEMENT
          FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 10, 2010 among AMERISTAR CASINOS, INC., a Nevada corporation (the “Borrower”), the various lenders party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (all capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement as defined below).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Lenders, the Administrative Agent and the other agents party thereto are party to a Credit Agreement, dated as of November 10, 2005 (as amended, modified or supplemented through the date hereof, the “Credit Agreement”);
          WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement; and
          WHEREAS, the Borrower and the Lenders wish to amend the Credit Agreement as provided herein;
          NOW, THEREFORE, it is agreed:
     I. Amendments to the Credit Agreement
          1. Section 9.03(ii) of the Credit Agreement is hereby amended by deleting the text “$60,000,000” appearing therein and inserting the text “$74,000,000” in lieu thereof.
     II. Miscellaneous Provisions
          1. The Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (ii) on the Fourth Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties (other than those representations made as of a specified date) contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.
          2. Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents, agreements and instruments executed and delivered in connection herewith to which it is a party, and to perform its obligations hereunder and thereunder. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith have been duly executed and delivered by each of the applicable Credit Parties. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith are the legal, valid and binding obligations of each applicable Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (regardless of whether enforcement is sought at equity or at law).
          3. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which each of the Required Lenders, the Borrower and each Subsidiary Guarantor shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: May Yip-Daniels (facsimile: 212-354-8113 / e-mail: myip@whitecase.com).
          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

AMERISTAR CASINOS, INC.
By:	/s/ Thomas Steinbauer
Title: Chief Financial Officer &
Senior Vice President

AMERISTAR CASINO VICKSBURG, INC.,
AMERISTAR CASINO COUNCIL BLUFFS, INC.,
CACTUS PETE’S, INC.,
A.C. FOOD SERVICES, INC.,
AMERISTAR CASINO ST. LOUIS, INC.,
AMERISTAR CASINO KANSAS CITY, INC.,
AMERISTAR CASINO ST. CHARLES, INC.,
AMERISTAR CASINO LAS VEGAS, INC.,
RICHMOND STREET DEVELOPMENT, INC.,
AMERISTAR CASINO BLACK HAWK, INC.,
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR CASINO EAST CHICAGO, LLC

By:	/s/ Thomas Steinbauer
Title: Chief Financial Officer &
Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

By:	/s/ Mary Kay Coyle
Title: Managing Director

By:	/s/ Paul O’Leary
Tile: Director

SIGNATURE PAGE TO THE FOURTH
AMENDMENT TO CREDIT AGREEMENT,
DATED AS OF THE DATE FIRST REFERENCED
ABOVE, AMONG AMERISTAR CASINOS, INC.,
THE LENDERS PARTY HERETO FROM TIME TO
TIME, AND DEUTSCHE BANK TRUST
COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

LANDMARK VI CDO LTD.
BY: ALADDIN CAPITAL MANAGEMENT LLC
        AS MANAGER

By:	/s/ Alyse Kelly
Title: Authorized Signatory

BANK OF AMERICA, N.A.
By:	/s/ Brandon Bolio
Title: Vice President

CAPITAL ONE, N.A.
By:	/s/ Kacy Kent
Title: Vice President

COMERICA BANK
By:	/s/ Bryan C. Camden
Title: Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Werner Schmidbauer
Title: Senior Vice President

By:	/s/ Kelly Goudge
Title: Assistant Treasurer

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ David Bowers
Title: Managing Director

By:	/s/ Joseph A. Asciolla
Title: Managing Director

GE CAPITAL CORPORATION
By:	/s/ Jason Soto
Title: Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ Christopher DiBiase
Title: Vice President

NATIXIS
By:	/s/ Christian Paragor-Rieuton
Title: Director

By:	/s/ Frank H. Madden, Jr.
Title: Managing Director

RAYMOND JAMES BANK, FSB
By:	/s/ James M. Armstrong
Title: Vice President

U.S. BANK N.A.
By:	/s/ Brian Schwallie
Title: Vice President

WELLS FARGO BANK, N.A.
By:	/s/ James L. Neil
Title: Vice President